Exhibit 99.1

ATTUNITY LTD

INSTRUCTIONS AS TO USE OF
SUBSCRIPTION RIGHTS CERTIFICATES

        The following instructions relate to a rights offering (the “Rights Offering”) by Attunity Ltd, an Israeli corporation (“Attunity”), to the holders of its ordinary shares, as described in Attunity’s prospectus dated April 6, 2009 (the “Prospectus”).  Each holder of record of ordinary shares at the close of business on April [_], 2009 (the “Record Date”) will receive [__] of a subscription right (the “Subscription Right”) for each ordinary share held by it at the Record Date.  Subscription Rights exercisable into an aggregate of 10,000,000 ordinary shares of Attunity, par value NIS 0.1 (“Ordinary Shares”), are being distributed in connection with the Rights Offering.  Each whole Subscription Right is exercisable, upon payment of $0.12 in cash (the “Subscription Price”), to purchase one Ordinary Share (the “Basic Subscription Right”).  In addition, each Subscription Right also carries the right to subscribe at the Subscription Price for an unlimited number of additional Ordinary Shares (to the extent available, and subject to proration) (the “Oversubscription Right”).  See “The Rights Offering” in the Prospectus.

        No fractional Subscription Rights or cash in lieu thereof will be issued or paid.   Fractional Subscription Rights will be rounded to the nearest whole number, with such adjustments as may be determined at the sole discretion of the Company which are necessary to ensure that it offers 10,000,000 ordinary shares in the Rights Offering.

        The Subscription Rights will expire at 5:00 p.m., Eastern Time, on [________], 2009 (the “Expiration Date”).

        The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate.  You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

        You are also entitled to receive, at no cost a warrant, initially exercisable at $0.12 per share, subject to adjustment, to purchase Ordinary Shares at a rate of one such warrant for each two Ordinary Shares purchased pursuant to the exercise of the Basic Subscription Right and Oversubscription Right. Each warrant will entitle you to purchase one Ordinary Share, subject to adjustments. See “The Rights Offering” in the Prospectus.

        Your Subscription Certificate must be received by the Subscription Agent, or guaranteed delivery requirements with respect to your Subscription Certificates must be complied with, on or before the Expiration Date.  Payment of the Subscription Price of all Subscription Rights exercised, including Subscription Rights pursuant to the Oversubscription Right, including final clearance of any checks, must be received by the Subscription Agent on or before the Expiration Date.  You may revoke your exercise of your subscription rights at any time prior to the expiration of the Rights Offering. In case you hold Subscription Rights through a broker or other nominee, you should verify with your broker or nominee by when you must deliver your instruction. See also Section 10 below.

    1.        Subscription Rights. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each Ordinary Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent.  The method of delivery of the Subscription Certificate and the payment of the Subscription Price to the Subscription Agent is at your election and risk. If you send your Subscription Certificate and payment by mail, then they should be sent by registered mail, properly insured. All payments must be made in United States dollars by check or bank draft drawn upon a United States bank, or postal, telegraphic or express money order, or by wire transfer, in each case, payable to American Stock Transfer & Trust Company, LLC, as the Subscription Agent.

    2.        Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the (i) clearance of an uncertified check; (ii) receipt by the Subscription Agent of a certified or cashier’s check or bank draft drawn upon a United States bank or of a postal, telegraphic or express money order; or (iii) receipt by the Subscription Agent of confirmation from its bank that a wire transfer has been received. Funds paid by uncertified personal check may take several business days to clear. Accordingly, if you wish to pay the subscription price by uncertified personal check, then you should make payment sufficiently in advance of the expiration date of the Offering to ensure its receipt and clearance by that time. To avoid disappointment caused by a failure of your subscription due to your payment not clearing prior to the expiration date, we urge you to consider payment by means of certified or cashier’s check or money order. It is highly recommend that if you intend on paying the Subscription Price by personal check, then your subscription payment should be received by the Subscription Agent no later than five business days prior to the Expiration Date. If your check does not clear before the Expiration Date, then you will not receive any Ordinary Shares, and Attuntiy’s only obligation will be to return your subscription payment, without interest or deduction.

     3.        Procedures For Guaranteed Delivery.  If you wish to exercise your Subscription Rights, but you will not be able to deliver your Subscription Rights certificate to the Subscription Agent prior to the Expiration Date, then you may nevertheless exercise the Subscription Rights if (a) before the Expiration Date, the Subscription Agent receives: (i) payment for the number of Ordinary Shares you subscribe for pursuant to your Basic Subscription Right and, if applicable, your Oversubscription Right; and (ii) a guarantee notice from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the Subscription Agent of the Subscription Certificate evidencing the Subscription Rights to be exercised within three (3) trading days following the date of that notice; and (b) within this three (3) trading day period, the Subscription Agent receives the properly completed Subscription Certificate. You may deliver the guarantee notice referred to above to the Subscription Agent in the same manner as you would deliver the Subscription Certificate. In addition, eligible institutions may deliver the notice of guaranteed delivery to the Subscription Agent by facsimile transmission (facsimile number +1-718-234-5001). To confirm facsimile deliveries, call +1-718-921-8317 or toll-free +1-877-248-6417.  The form of the notice of guaranteed delivery may be obtained upon request from Attunity, by calling its VP Finance at +972-9-899-3000 during normal business hours.  Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Oversubscription Right on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Attunity as to the aggregate number of Subscription Rights that have been exercised, and the number of Ordinary Shares that are being subscribed for pursuant to the Oversubscription Right, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting.  In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Right) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner.  If more shares are subscribed for pursuant to the Oversubscription Right than are available for sale, shares will be allocated among beneficial owners exercising the Oversubscription Right in proportion to such owner’s exercise of Subscription Rights pursuant to the Basic Subscription Right.

    4.        Contacting the Subscription Agent.  The addresses of the Subscription Agent are as follows:

By Hand/Overnight Courier:	By Facimile	By Mail:
(to Eligible Institutions only)
+1-718-234-5001

American Stock Transfer & Trust		American Stock Transfer & Trust
Company, LLC	Confirm by Telephone:	Company, LLC
Operations Center	Toll-free +1-877-248-6417	Operations Center
Attn: Reorganization Department	+1-718-921-8317	Attn: Reorganization Department
59 Maiden Lane		6201 15th Avenue
New York, New York 10038		Brooklyn, New York 11219

    5.        Partial Exercises; Effect of Over - and Underpayments. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you do not indicate the number of Ordinary Shares to be subscribed for on your Subscription Certificate or notice of guaranteed delivery (as applicable), or if you indicate a number of Ordinary Shares that does not correspond with the aggregate Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of Ordinary Shares that may be subscribed for, under both the Basic Subscription Right and the Oversubscription Right, for the aggregate Subscription Price you delivered. If we do not apply your full Subscription Price payment to your purchase of Ordinary Shares, then we will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the Expiration Date. If you subscribe for fewer than all of the Ordinary Shares represented by your Subscription Certificate, then the unexercised Subscription Rights will become null and void on the Expiration Date.

     6.        Delivery of Share Certificates, Etc. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate:

     (a)        Basic Subscription Right. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each validly-exercising Subscription Rights holder certificates representing Ordinary Shares purchased pursuant to the Basic Subscription Right.

     (b)        Oversubscription Right. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected and taking into account any delays or extensions in closing the oversubscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Oversubscription Right the number of shares allocated to such Subscription Rights holder pursuant to the Oversubscription Right.

     (c)        Excess Payments. If you exercised your Oversubscription Right and are allocated less than all of the Ordinary Shares for which you wished to oversubscribe, then your excess Subscription Price payment for Ordinary Shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the Expiration Date. Attuntiy will deliver to the holders of record who purchase shares in the Rights Offering certificates representing the Ordinary Shares that you purchased as soon as practicable after the completion of the Rights Offering and after all pro rata allocations and adjustments have been made.

     7.        Execution.

     (a)        Execution By Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

     (b)        Execution By Person Other Than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an Eligible Guarantor Institution if you specify special payment or delivery instructions.

     8.        To Exercise Subscription Rights through a Bank or Broker. To exercise your Subscription Rights through your broker, dealer or other nominee, you should complete and return to your broker, dealer or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, dealer or other nominee with the other Rights Offering materials. If you wish to obtain a separate Subscription Certificate, then you should contact the nominee as soon as possible and request that a separate Subscription Certificate be issued to you. You should contact your broker, dealer or other nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. Attunity is not responsible if you do not receive the form from your broker, dealer or nominee or if you receive it without sufficient time to respond.

     9.        Method Of Delivery. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

     10.        Special Provisions Relating to the Delivery of Subscription Rights Through Depository Facility Participants. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Right and the Oversubscription Right may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights you are exercising and the number of Ordinary Shares you are subscribing for under your Basic Subscription Right and your Oversubscription Right, if any, and your Subscription Price payment for each Ordinary Share that you subscribed for pursuant to your Basic Subscription Right and your Oversubscription Right.

     11.        Substitute Form W-9. Each Rights holder who elects to exercise the Subscription Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included in this package of subscription materials. Additional copies of the Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to a penalty of $50 and to backup withholding at a rate equal to 28%.

     12.        Revocation. You may revoke the exercise of your Subscription Rights prior to the Expiration Date. In order to effect such a revocation, a written or facsimile transmission notice of revocation must be received by the Subscription Agent, prior to the Expiration Date. Any such notice of revocation must (1) specify the name of the record holder who has exercised the Subscription Rights being revoked, (2) identify the Subscription Certificates for which a subscription exercise is being revoked (including the certificate number or numbers and the number of Ordinary Shares for which such Subscription Certificates may be exercised) and (3) be signed by the record holder in the same manner as the original signature on the Subscription Certificates previously tendered. All questions as to the validity, form and eligibility (including time of receipt thereof) of such notices of revocation will be determined by Attunity in its sole discretion, which determination shall be final and binding on all parties. Any Subscription Certificate for which a right of exercise has been revoked will be deemed not to have been validly tendered for purposes of the Rights Offering and no Ordinary Shares and warrants will be issued with respect thereto unless such Subscription Certificate is validly retendered. Properly revoked Subscription Certificates may be retendered by following the procedures described herein at any time prior to the Expiration Date. If you are a beneficial owner of Ordinary Shares whose shares are registered in the name of a broker, dealer or other nominee and such broker, dealer or other nominee has exercised your Subscription Rights on your behalf and you wish to revoke such exercise, then you must instruct your broker, dealer or nominee to revoke your exercise of your Subscription Rights and deliver a notice of revocation on your behalf before 5:00 p.m., Eastern Time, on the Expiration Date.

MUST BE COMPLETED BY TENDERING HOLDER(S)

PAYER'S NAME: Attunity Ltd

SUBSTITUTE	Part 1 - PLEASE PROVIDE YOUR	TIN: _______________________________
TIN IN THE BOX AT RIGHT AND
Form W-9	CERTIFY BY SIGNING AND DATING	Social Security Number or
BELOW
Department of the Treasury		Employer Identification Number

Internal Revenue Service

Payer's Request for Taxpayer	Part 2 - TIN Applied for ☐
Identification Number (“TIN”)

Certification:  Under penalties of perjury, I certify that:

(1)	the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)	I am not subject to backup withholding either because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the attached Guidelines.)

SIGNATURE	DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU IN CONNECTION WITH THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL
SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before reportable payments are made, all reportable payments made to me will be subject to backup withholding until I provide such number.

SIGNATURE	DATE

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.

Social security numbers have nine digits separated by two hyphens:  i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen:  i.e., 00-0000000. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

The table below will help determine the taxpayer identification number to give the payer.

For this type of account		Give the SOCIAL SECURITY number of -	For this type of account		Give the EMPLOYER IDENTIFICATION number of -

1.	Individual	The individual	6.	Sole proprietorship	The owner[3]
2.	Two or more	The actual owner of	7.	A valid trust,	The legal entity[4]
	individuals (joint	the account, or if		estate, or pension
	account)	combined funds, the		trust
		first individual on
		the account[1]
3.	Custodian account	The minor[2]	8.	Corporate	The corporation
	of a minor (Uniform
	Gift to Minors Act)
4.	a. The usual	The grantor-trustee[1]	9.	Association, club,	The organization
	revocable savings			religious,
	trust account			charitable,
	(grantor is also			educational, or
	trustee)			other tax-exempt
				organization
	b. So-called trust	The actual owner[1]	10.	Partnership	The partnership
	account that is not
	a legal or valid
	trust under state law
5.	Sole proprietorship	The owner[3]	11.	A broker or	The broker or nominee
				registered nominee
			12.	Account with the	The public entity
				Department of
				Agriculture in the
				name of a public
				entity (such as a
				state or local
				government, school
				district, or prison)
				that receives
				agricultural program
				payments

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempt from backup withholding include:

—	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

—	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

—	An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

—	A corporation.

—	A financial institution.

—	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

—	A real estate investment trust.

—	A common trust fund operated by a bank under Section 584(a).

—	An entity registered at all times during the tax year under the Investment Company Act of 1940.

—	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

—	A futures commission merchant registered with the Commodity Futures Trading Commission.

—	A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

—	Payments to nonresident aliens subject to withholding under Section 1441.

—	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

—	Payments of patronage dividends not paid in money.

—	Payments made by certain foreign organizations.

—	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

—	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

—	Payments of tax-exempt interest (including exempt- interest dividends under Section 852).

—	Payments described in Section 6049(b)(5) to nonresident aliens.

—	Payments on tax-free covenant bonds under Section 1451.

—	Payments made by certain foreign organizations.

—	Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE THEREOF, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice

Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally backup withhold on taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)	Failure to Furnish Taxpayer Identification Number – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding – If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information – Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE